AMENDMENT NO. 6
                                 ---------------

The Facultative YRT Reinsurance Agreement (No. FYN-SA 0024) of January 1, 1992 between ERC LIFE REINSURANCE CORPORATION of Overland Park, Kansas and CUNA MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa is hereby amended as follows:

Effective January 1,2000, Schedule A (Retention Limits) is hereby replaced by the attached Schedule A - Amended. The Ceding Company will exercise its right to recapture any and all eligible business under the provisions of the Recaptures clause

In all other respects not inconsistent herewith, said Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in duplicate.

CUNA MUTUAL LIFE INSURANCE                  ERC LIFE REINSURANCE
    COMPANY                                     CORPORATION

By: /s/ Paul A. Lawin                       By: /s/ Raymond D. Jones
   -----------------------------               ------------------------------

Title: Asst. Vice President                 Title: Vice President
      --------------------------                  ---------------------------

Date: 10/12/00                              Date: Oct 6, 2000
     ---------------------------                 ----------------------------

By: /s/ Becky Winkey                        By: /s/ Signature
   -----------------------------               ------------------------------

Title: Sr. Manager                          Title: Assistant Secretary
      --------------------------                  ---------------------------

Date: 10/12/00                              Date: October 6, 2000
     ---------------------------                 ----------------------------

                              SCHEDULE A - AMENDED
                              --------------------
                  (Effective January 1, 2000 - Amendment No. 6)

                       RETENTION LIMITS OF CEDING COMPANY
                       ----------------------------------

LIFE
----
    Ages             Standard and Substandard A - P
    ----             ------------------------------
    0-69                      $1,000,000
     70+                      $  500,000

WAIVER OF PREMIUM
-----------------

$1,000,000

ACCIDENTAL DEATH BENEFIT
------------------------

$250,000